Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Kyle Bland Navigant Investor Relations 312.573.5624 kyle.bland@navigant.com	Belia Ortega Navigant Corporate Communications 312.583.2640 belia.ortega@navigant.com

NAVIGANT REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

CHICAGO, Aug. 2, 2018 – Navigant (NYSE: NCI) today reported financial results for the quarter ended June 30, 2018.

Second quarter 2018 highlights:

•	Combined revenues and revenues before reimbursements (RBR), which includes results from continuing and discontinued operations, were $275.7 and $252.4 million, respectively, both up 7% compared to second quarter 2017; revenues and RBR from continuing operations were $184.7 million and $165.2 million, respectively, up 4% and 3% compared to the prior year period

•	Net income (Combined) was $28.8 million, or $0.62 per share, compared to $8.8 million, or $0.18 per share, for second quarter 2017; net income from continuing operations of $6.1 million, or $0.13 per share, was up $3.5 million from the prior year period

•	Combined Adjusted Earnings per Share (EPS) of $0.49 increased $0.25 compared to second quarter 2017; Adjusted EPS from continuing operations was $0.17, up $0.09 compared to the prior year period

•	Management provides 2018 financial guidance targets from continuing operations, as well as a preliminary view of 2019 performance, both of which reflect the pending divestiture of the Disputes, Forensics and Legal Technology (DFLT) segment and the Transaction Advisory Services (TAS) practice (collectively “SaleCo”, which comprises discontinued operations) to Ankura Consulting Group, LLC (Ankura)

“Our strong second quarter operating results reflect continued robust demand for consulting services across many areas of our business,” said Julie Howard, chairman and CEO of Navigant. “In the quarter, our Energy and FSAC segments produced solid year-over-year RBR improvements which more than offset continued softness in some parts of our Healthcare segment. The quarter also benefitted from positive results in our legacy DFLT and TAS practices, which, with the pending divestiture of these businesses, have been classified as discontinued operations in our results.”

Howard continued, “With a successful first half of 2018 behind us, including some significant strategic milestones, we look forward to moving into the second half of the year and 2019 with a sharp focus on continued execution of our key strategic initiatives. These include ensuring a smooth transition of SaleCo to Ankura, executing on our target of up to $175 million of capital return to shareholders over the next 12 months, rightsizing our G&A spend to better align with our new organizational footprint and continuing pursuit of organic and inorganic growth opportunities to augment our industry expertise and technological capabilities. We expect that continued successful execution will produce strong, long-term value for shareholders as we write the next chapter for Navigant.”

SECOND QUARTER 2018 FINANCIAL RESULTS

	For the quarter ended June 30,
(Dollars in millions, excluding per share data)	2018	2017	Increase / (Decrease)
Combined Results (1)(2)
Revenue	$275.7	$256.8	$18.9
RBR	$252.4	$235.2	$17.2
Net Income	$28.8	$8.8	$20.0
Adjusted EBITDA	$39.7	$29.2	$10.5
Adjusted Earnings per Share	$0.49	$0.24	$0.25
Continuing Operations
Revenue	$184.7	$177.7	$7.0
RBR	$165.2	$160.1	$5.1
Net Income	$6.1	$2.6	$3.5
Adjusted EBITDA (2)	$17.6	$14.6	$3.0
Adjusted Earnings per Share (2)	$0.17	$0.08	$0.09

(1) Combined results include continuing and discontinued operations

(2) See definition and reconciliation of non-GAAP measures elsewhere in this release

Navigant reported second quarter 2018 Combined revenues and RBR of $275.7 million and $252.4 million, respectively, up 7% compared to the second quarter 2017, reflecting improved demand in two of the Company’s three continuing segments, as well as increased revenue from discontinued operations driven largely by higher mass-tort claims volumes. Revenues and RBR from continuing operations were $184.7 million and $165.2 million, respectively, up 4% and 3% compared to the prior year period.

Second quarter 2018 Combined Adjusted EBITDA was $39.7 million, up 36% from the prior year period as higher revenue with improved margins drove increased performance for both continuing and discontinued operations. Second quarter 2018 Adjusted EBITDA from continuing operations of $17.6 million was up 21% compared to the prior year period and includes a disproportionate share of general and administrative (G&A) costs based on discontinued operations accounting rules. When excluding bad debt, G&A costs for continuing operations as a percent of RBR was 20.5%, a 110bps improvement compared to the second quarter 2017.

Second quarter 2018 Combined net income of $28.8 million was up $20.0 million or 228% compared to second quarter 2017 driven by the operating performance discussed above, as well as lower taxes due to the impact of the Tax Cuts and Jobs Act in the current year period. Additionally, due to our held-for-sale presentation, the Company recognized a $7.9 million tax benefit in the quarter related to the recognition of goodwill tax basis on a portion of the assets that were moved to discontinued operations. GAAP EPS and Adjusted EPS (Combined) were $0.62 and $0.49, respectively, for second quarter 2018, $0.44 and $0.25 higher, respectively, than the prior year period. On a continuing operations basis, GAAP EPS and Adjusted EPS were $0.13 and $0.17, respectively, for second quarter 2018, $0.08 and $0.09 higher, respectively, than the prior year period.

CASH FLOW AND BALANCE SHEET

Second quarter 2018 net cash provided by operating activities was $53.5 million compared to $19.6 million for second quarter 2017, driven primarily by improved operating performance and lower working capital in the current year period. Days Sales Outstanding on June 30, 2018, on a Combined and continuing operations basis, was 84 days and 72 days, respectively, both a 1-day improvement compared to December 31, 2017. Free Cash Flow, which as defined excludes working capital, increased to $29.1 million for second quarter 2018 compared to $13.5 million in second quarter 2017, primarily due to improved operating performance and lower capital expenditures in the current year period.

Bank debt outstanding on June 30, 2018 was $147.0 million, up $14.1 million compared to $132.9 million outstanding on December 31, 2017. Leverage (bank debt divided by trailing twelve months Combined Adjusted EBITDA) was 1.09 times at June 30, 2018.

Navigant continued executing its share repurchase program with an additional 342 thousand shares of common stock repurchased during the second quarter 2018 at an aggregate cost of $7.5 million and an average price of $21.92 per share. As of June 30, 2018, the Company had $172.0 million remaining under its stock repurchase authorization, which was refreshed on May 10, 2018 and expires on December 31, 2020.

SECOND QUARTER 2018 SEGMENT RESULTS

	For the quarter ended June 30,
(Dollars in millions, numbers may not foot due to rounding)	2018	2017	Increase / (Decrease)
RBR
Healthcare	$91.6	$98.0	$(6.4)
Energy	36.6	31.7	4.9
Financial Services Advisory and Compliance	37.0	30.3	6.7

Continuing Operations	$165.2	$160.1	$5.1

Revenues
Healthcare	$100.3	$107.3	$(7.0)
Energy	44.2	36.5	7.7
Financial Services Advisory and Compliance	40.3	33.8	6.5

Continuing Operations	$184.7	$177.7	$7.0

Segment Operating Profit
Healthcare	$27.4	$28.9	$(1.5)
Energy	12.7	8.5	4.2
Financial Services Advisory and Compliance	13.4	11.7	1.7

Continuing Operations	$53.4	$49.1	$4.3

Segment Operating Margin (% of RBR)
Healthcare	29.9%	29.5%	0.4%
Energy	34.6%	26.8%	7.8%
Financial Services Advisory and Compliance	36.2%	38.5%	-2.3%

Continuing Operations	32.3%	30.7%	1.6%

Healthcare segment RBR of $91.6 million decreased 7% for the second quarter 2018 compared to the same prior year period. Consistent with the last several quarters, the demand environment for certain of our consulting services remained depressed and impacted revenue performance in the quarter. Segment operating profit of $27.4 million declined $1.5 million in second quarter 2018 compared to the second quarter 2017 due to lower revenue but improved $7.0 million, or 34%, compared to the first quarter 2018 as headcount and other costs actions taken in the first quarter 2018, in both consulting and managed services, contributed to improved margin performance.

Energy segment RBR for second quarter 2018 of $36.6 million increased 15% compared to second quarter 2017 and was up 9% sequentially. Continued strong demand in the U.S. and abroad for expertise around areas such as energy efficiency programs and grid modernization helped drive the revenue improvement. Segment operating profit of $12.7 million for the quarter was up 49% compared to the second quarter 2017 due to increased revenue and lower headcount driven by 2017 cost management actions.

Financial Services Advisory and Compliance segment RBR finished at $37.0 million, up 22% compared to second quarter 2017. Continued growth across the segment was driven by increased activity in financial crime, sanctions, and operational efficiency engagements across a number of our largest clients. Segment operating profit of $13.4 million increased 15% as revenue gains were achieved on slightly lower utilization.

2018 GUIDANCE – CONTINUING OPERATIONS

Management provides 2018 guidance for continuing operations:

•	Revenues estimated to be between $740 million and $765 million

•	RBR expected to range between $660 million and $685 million

•	Adjusted EBITDA expected to range between $52 million and $59 million

•	Adjusted EPS estimated to be between $0.40 and $0.50 per share

PRELIMINARY 2019 VIEW – CONTINUING OPERATIONS

Management provides a preliminary view of targeted organic 2019 financial performance for continuing operations:

•	RBR growth estimated to be approximately 9% to 12% (compared to full-year 2018)

•	Adjusted EBITDA expected to range between $85 million and $95 million

•	Adjusted EPS growth estimated to be approximately 120% (compared to full-year 2018)

This “Preliminary 2019 View” is a view of possible 2019 performance and is provided without the benefit of knowledge of the Company’s performance during the last six months of 2018 or the completion of management’s budgeting process for 2019.

CONFERENCE CALL DETAILS

Navigant will host a conference call to discuss the Company’s second quarter 2018 results at 9 a.m. Eastern Time (8 a.m. Central Time) later this morning, Thursday, Aug. 2, 2018. The conference call may be accessed via the Navigant website (investors.navigant.com) or by dialing 888.455.9733 (630.395.0358 for international callers) and referencing pass code “NCI.” Presentation materials for the webcast, as well as a report of financial and related supplemental information will available on the Navigant website, as will an archived replay of the earnings conference call.

NON-GAAP FINANCIAL INFORMATION

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Navigant has provided guidance regarding Adjusted EBITDA and Adjusted Earnings Per Share both of which exclude the impact of severance expense and other operating costs (benefit), as applicable. Navigant is not able to accurately forecast the excluded items at the level of precision that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

BASIS OF PRESENTATION

Due to the pending sale of the Disputes, Forensics and Legal Technology segment and, the Transaction Advisory Services practice, formerly part of Financial Services Advisory and Compliance segment, the Company has classified these businesses (collectively referred to as “SaleCo”) as discontinued operations with the assets and liabilities being presented as held-for-sale. Prior period comparisons have been adjusted to reflect this reporting change.

DEFINITIONS

•	Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per Share (EPS) Adjusted EBITDA is EBITDA – earnings before interest, taxes, depreciation, and amortization – excluding the impact of severance expense and other operating costs (benefit), as applicable. Adjusted Net Income and Adjusted Earnings per Share exclude the net income and per share net income impact of severance expense, other operating costs (benefit), the benefit recognized in the fourth quarter 2017 related to the 2017 Tax Cuts and Jobs Act, and the benefit recognized in the second quarter 2018 related to the recognition of goodwill tax basis on a portion of the assets that were moved to discontinued operations (which impacted discontinued operations only), as applicable. While other operating costs (benefit) are generally non-recurring in nature, severance expense and certain other operating costs are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these non-GAAP financial measures provide investors with enhanced comparability of Navigant’s results of operations across periods. See non-GAAP reconciliations for more details.

•	Free Cash Flow is calculated as net cash provided by (used in) operations excluding the change in asset, liabilities and allowance for doubtful accounts less cash payment for property, equipment and deferred acquisition liabilities. Free Cash Flow does not represent cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that Free Cash Flow provides investors with an indicator of cash available for on-going business operations and long-term value creation. See non-GAAP reconciliations for more details.

•	Combined results include both continuing operations and discontinued operations. Management believes this information provides investors with a better indication of year-over-year comparability to the Company’s results before the classification of SaleCo as discontinued operations. See non-GAAP reconciliations for more details.

ABOUT NAVIGANT

Navigant Consulting, Inc. (NYSE: NCI) (“the Company”) is a specialized, global professional services firm that helps clients take control of their future. Navigant’s professionals apply deep industry knowledge, substantive technical expertise, and an enterprising approach to help clients build, manage, and/or protect their business interests. With a focus on markets and clients facing transformational change and significant regulatory or legal pressures, the firm primarily serves clients in the healthcare, energy, and financial services industries. Across a range of advisory, consulting, outsourcing, and technology/analytics services, Navigant’s practitioners bring sharp insight that pinpoints opportunities and delivers powerful results. More information about Navigant can be found at navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “may,” “could,” “intend,” “estimate,” “expect,” “plan,” “outlook,” “preliminary” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the consummation of the divestiture transaction with Ankura Consulting Group, LLC; risk of unanticipated costs, liabilities and adverse impact on business operations arising from the Company’s provision of post-divestiture transition services and support in connection with the SaleCo transaction; the execution of the Company’s long-term growth objectives and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; operational risks associated with new or expanded service areas, including business process management services; impairments; changes in accounting standards or tax rates, laws or regulations; management of professional staff, including dependence on key personnel, recruiting, retention, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements and the Company’s ability to attract new business; brand equity; competition; accurate pricing of engagements, particularly fixed fee and multi-year engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; government contracting; professional liability; information security; the adequacy of our business, financial and information systems and technology; maintenance of effective internal controls; potential legislative and regulatory changes; continued and sufficient access to capital; compliance with covenants in our credit agreement; interest rate risk; and market and general economic and political conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at investors.navigant.com. In addition, with regard to the “Preliminary 2019 View” included in this press release, the Company cautions that this view of possible 2019 performance is provided without the benefit of knowledge of the Company’s performance during the last six months of 2018 or the completion of management’s budgeting process for 2019. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data (1))

(Unaudited)

	For the quarter ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
Revenues:
Revenues before reimbursements	$165,224	$160,076	$326,669	$315,784
Reimbursements	19,489	17,594	36,112	35,737

Total revenues	184,713	177,670	362,781	351,521
Cost of services before reimbursable expenses	113,121	113,333	230,057	223,217
Reimbursable expenses	19,489	17,594	36,112	35,737

Total cost of services	132,610	130,927	266,169	258,954
General and administrative expenses	34,912	34,663	71,991	71,035
Depreciation expense	4,943	5,530	9,940	10,815
Amortization expense	1,665	2,108	3,417	4,316
Other operating costs:
Contingent acquisition liability adjustments, net	—	—	—	1,199
Other costs	2,295	—	3,278	107

Operating income	8,288	4,442	7,986	5,095
Interest expense	911	783	1,739	1,431
Interest income	(77)	(80)	(196)	(111)
Other (income) expense, net	(183)	599	178	382

Income from continuing operations before income tax expense	7,637	3,140	6,265	3,393
Income tax expense	1,509	577	1,734	243

Net income from continuing operations	6,128	2,563	4,531	3,150
Income from discontinued operations, net of tax	22,698	6,234	36,148	16,743

Net income	$28,826	$8,797	$40,679	$19,893

Basic net income per share data
Net income from continuing operations	$0.14	$0.05	$0.10	$0.07
Income from discontinued operations, net of tax	$0.50	$0.13	$0.80	$0.36
Net income	$0.64	$0.19	$0.90	$0.42
Shares used in computing basic per share data	45,106	47,113	45,113	47,023
Diluted net income per share data
Net income from continuing operations	$0.13	$0.05	$0.10	$0.06
Income from discontinued operations, net of tax	$0.49	$0.13	$0.77	$0.34
Net income	$0.62	$0.18	$0.87	$0.41
Shares used in computing diluted per share data	46,549	48,696	46,692	48,833

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$11,140	$8,449
Accounts receivable, net and contract assets	164,741	165,838
Prepaid expenses and other current assets	19,988	21,006
Assets held for sale	366,892	361,030

Total current assets	562,761	556,323
Non-current assets:
Property and equipment, net	68,554	71,432
Intangible assets, net	17,126	20,172
Goodwill	422,547	422,959
Other assets	7,115	9,378

Total assets	$1,078,103	$1,080,264

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,146	$8,404
Accrued liabilities	11,928	9,734
Accrued compensation-related costs	41,255	58,515
Income tax payable	4,158	3,199
Other current liabilities	23,170	30,550
Liabilities held for sale	69,065	86,384

Total current liabilities	156,722	196,786
Non-current liabilities:
Deferred income tax liabilities	38,239	36,598
Other non-current liabilities	25,935	26,602
Bank debt non-current	147,005	132,944

Total non-current liabilities	211,179	196,144

Total liabilities	367,901	392,930

Stockholders’ equity:
Common stock	59	58
Additional paid-in capital	662,416	659,825
Treasury stock	(243,213)	(224,366)
Retained earnings	311,825	270,995
Accumulated other comprehensive loss	(20,885)	(19,178)

Total stockholders’ equity	710,202	687,334

Total liabilities and stockholders’ equity	$1,078,103	$1,080,264

Selected Data
Days sales outstanding, net (DSO) – continuing operations	72	73
Days sales outstanding, net (DSO) – Combined	84	85

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the quarter ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$28,826	$8,797	$40,679	$19,893
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation expense	6,768	7,826	13,613	15,299
Amortization expense	1,772	2,219	3,628	4,538
Share-based compensation expense	2,089	4,380	5,466	7,402
Deferred income taxes	(6,601)	6,893	(5,633)	8,232
Allowance for doubtful accounts receivable	3,764	1,171	6,894	1,175
Payments of contingent acquisition liabilities in excess of initial fair value	(1,062)	(1,700)	(1,186)	(1,700)
Contingent acquisition liability adjustments, net	—	—	—	1,199
Other, net	94	826	1,225	1,477
Changes in assets and liabilities (net of acquisitions):
Accounts receivable, net and contract assets	5,423	(2,731)	(18,192)	(7,010)
Prepaid expenses and other assets	3,088	(9,161)	2,372	(10,358)
Accounts payable	593	(2,290)	(1,507)	(2,371)
Accrued liabilities	1,886	799	4,086	1,383
Accrued compensation-related costs	9,334	7,386	(27,124)	(41,870)
Income taxes payable	(602)	(5,962)	2,324	(1,609)
Other liabilities	(1,829)	1,152	(7,949)	964

Net cash provided by (used in) operating activities	53,543	19,605	18,696	(3,356)
Cash flows from investing activities:
Purchases of property and equipment	(1,705)	(7,100)	(7,455)	(20,889)
Other, net	(19)	(42)	(19)	(158)

Net cash used in investing activities	(1,724)	(7,142)	(7,474)	(21,047)
Cash flows from financing activities:
Issuances of common stock	936	729	2,174	2,643
Repurchases of common stock	(7,490)	(8,993)	(18,847)	(13,954)
Payments of contingent acquisition liabilities	(1,090)	(8,630)	(1,170)	(8,630)
Repayments to banks	(93,335)	(95,669)	(172,479)	(246,469)
Borrowings from banks	57,571	100,789	187,248	294,591
Payments of debt issuance costs	—	(35)	—	(1,201)
Other, net	(3,532)	(3,500)	(5,048)	(4,827)

Net cash provided by (used in) financing activities	(46,940)	(15,309)	(8,122)	22,153
Effect of exchange rate changes on cash and cash equivalents	(385)	270	(409)	515

Net increase (decrease) in cash and cash equivalents	4,494	(2,576)	2,691	(1,735)
Cash and cash equivalents at beginning of the period	6,646	9,132	8,449	8,291

Cash and cash equivalents at end of the period	$11,140	$6,556	$11,140	$6,556

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data and percentages (1))

(Unaudited)

Combined RBR, EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share (2)	For the quarter ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
Combined revenue reconciliation:
Revenue from continuing operations	$184,713	$177,670	$362,781	$351,521
Revenue from discontinued operations	91,013	79,176	177,465	163,162

Revenue (Combined)	$275,726	$256,846	$540,246	$514,683

Combined revenues before reimbursements (RBR) reconciliation:
RBR from continuing operations	$165,224	$160,076	$326,669	$315,784
RBR from discontinued operations	87,169	75,162	169,603	155,665

RBR (Combined)	$252,393	$235,238	$496,272	$471,449

Severance expense	$374	$2,509	$2,157	$3,643
Income tax benefit (3)	(99)	(989)	(574)	(1,409)

Tax-effected impact of severance expense	$275	$1,520	$1,583	$2,234

Other operating costs – contingent acquisition liability adjustment, net	$—	$—	$—	$1,199
Income tax benefit (3)	—	—	—	(481)

Tax-effected impact of other operating costs – contingent acquisition liability adjustment, net	$—	$—	$—	$718

Other operating costs – other costs (4)	$2,295	$—	$3,278	$107
Income tax benefit (3)	(625)	—	(893)	(43)

Tax-effected impact of other operating costs – other costs	$1,670	$—	$2,385	$64

Adjusted EBITDA reconciliation:
Net income from continuing operations	$6,128	$2,563	$4,531	$3,150
Interest expense	911	783	1,739	1,431
Interest income	(77)	(80)	(196)	(111)
Other (income) expense, net	(183)	599	178	382
Income tax expense	1,509	577	1,734	243
Depreciation expense	4,943	5,530	9,940	10,815
Amortization expense	1,665	2,108	3,417	4,316

EBITDA	$14,896	$12,080	$21,343	$20,226
Severance expense	374	2,509	2,157	3,643
Other operating costs – contingent acquisition liability adjustment, net	—	—	—	1,199
Other operating costs – other costs	2,295	—	3,278	107

Adjusted EBITDA from continuing operations	$17,565	$14,589	$26,778	$25,175

Adjusted EBITDA from discontinued operations	22,171	14,587	42,868	35,460

Adjusted EBITDA (Combined)	$39,736	$29,176	$69,646	$60,635

Adjusted Net Income reconciliation:
Net income from continuing operations	$6,128	$2,563	$4,531	$3,150
Tax-effected impact of severance expense	275	1,520	1,583	2,234
Tax-effected impact of other operating costs – contingent acquisition liability adjustment, net	—	—	—	718
Tax-effected impact of other operating costs – other costs	1,670	—	2,385	64

Adjusted Net Income from continuing operations	$8,073	$4,083	$8,499	$6,166

Adjusted Net Income from discontinued operations	14,818	7,370	28,279	18,294

Adjusted Net Income (Combined)	$22,891	$11,453	$36,778	$24,460

Shares used in computing adjusted per diluted share data	46,549	48,696	46,692	48,833
Adjusted Earnings per Share from continuing operations	$0.17	$0.08	$0.18	$0.13
Adjusted Earnings per Share (Combined)	$0.49	$0.24	$0.79	$0.50

Discontinued operations (5)	For the quarter ended June 30,			For the six months ended June 30,
	2018	2017		2018	2017
Severance expense from discontinued operations	$95	$1,877		$111	$2,528
Income tax benefit (3)	(25)	(741)		(30)	(977)

Tax-effected impact of severance expense from discontinued operations	$70	$1,136		$81	$1,551

Adjusted EBITDA from discontinued operations reconciliation:
Net income from discontinued operations	$22,698	$6,234		$36,148	$16,743
Interest expense	600	497		1,088	919
Interest income	(1)	—		(1)	(1)
Other (income) expense, net	29	—		58	—
Income tax expense	(3,182)	3,572		1,580	10,565
Depreciation expense	1,825	2,296		3,673	4,484
Amortization expense	107	111		211	222

EBITDA	$22,076	$12,710		$42,757	$32,932
Severance expense	95	1,877		111	2,528

Adjusted EBITDA from discontinued operations	$22,171	$14,587		$42,868	$35,460

Adjusted Net Income from discontinued operations reconciliation:
Net income from discontinued operations	$22,698	$6,234		$36,148	$16,743
Tax-effected impact of severance expense from discontinued operations	70	1,136		81	1,551
Deferred tax benefit related to recognition of goodwill tax basis (6)	(7,950)	—		(7,950)	—

Adjusted Net Income from discontinued operations	$14,818	$7,370		$28,279	$18,294

Free Cash Flow (7)	For the quarter ended June 30,			For the six months ended June 30,
	2018	2017		2018	2017
Net cash provided by (used in) operating activities	$53,543	$19,605		$18,696	$(3,356)
Changes in assets and liabilities	(17,893)	10,807		45,990	60,871
Allowance for doubtful accounts receivable	(3,764)	(1,171)		(6,894)	(1,175)
Purchases of property and equipment	(1,705)	(7,100)		(7,455)	(20,889)
Payments of contingent acquisition liabilities	(1,090)	(8,630)		(1,170)	(8,630)

Free Cash Flow	$29,091	$13,511		$49,167	$26,821

Leverage Ratio (8)	At June 30,
	2018	2017
Adjusted EBITDA (Combined) for prior twelve-month period	$134,847	$135,214
Bank debt	$147,005	$184,787
Leverage Ratio	1.09	1.37

Organic Growth (9)	For the quarter ended June 30,			For the six months ended June 30,
	2018	2017	Growth	2018	2017	Growth
Revenues before reimbursements	$165,224	$160,076	3.2%	$326,669	$315,784	3.4%
Pro forma acquisition adjustment	—	1,421		—	2,841
Currency impact	(1,049)	—		(1,757)	—

Organic RBR	$164,175	$161,497	1.7%	$324,912	$318,625	2.0%

Footnotes

(1) Per share data may not sum due to rounding.

(2) Combined results include both continuing operations and discontinued operations. EBITDA is earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs (benefit), as applicable. Adjusted Net Income and Adjusted Earnings per Share exclude net income and per share net income impact of severance expense and other operating costs (benefit), the benefit recognized in the fourth quarter 2017 related to the 2017 Tax Cuts and Jobs Act, and the benefit recognized in the second quarter 2018 related to the recognition of goodwill tax basis on a portion of SaleCo assets that were moved to assets held for sale (which impacted discontinued operations only), as applicable. While other operating costs (benefit) are generally non-recurring in nature, severance expense and certain other operating costs are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these non-GAAP financial measures provide investors with enhanced comparability of Navigant’s results of operations across periods.

(3) Effective income tax expense has been determined based on specific tax jurisdiction.

(4) In 2018, the Company incurred non-recurring legal costs relating to a shareholder proxy contest, as well as non-recurring fees and expenses relating to the SaleCo transaction.

(5) On June 23, 2018, we entered into an agreement to sell all of the operations of the former Disputes, Forensics and Legal Technology segment and the Transaction Advisory Services group within the Financial Services Advisory and Compliance segment to Ankura Consulting Group, LLC. These businesses (“SaleCo”) have been classified as discontinued operations in our results.

(6) Due to held-for-sale presentation triggered by the SaleCo transaction, the Company recognized a $7.9 million tax benefit related to the recognition of goodwill tax basis on a portion of the assets that were moved to assets held for sale.

(7) Free Cash Flow is calculated as net cash provided from operations excluding changes in assets and liabilities and allowance for doubtful accounts receivable less cash payments for property and equipment and deferred acquisition related payments. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that it provides investors with an indicator of cash flows available for on-going business operations and long-term value creation.

(8) Leverage ratio is calculated as bank debt at the end of the period divided by Adjusted EBITDA (Combined) for the prior twelve-month period. Management believes that leverage ratio provides investors with an indicator of the cash flows available to repay the Company’s debt obligations.

(9) Organic growth represents revenues before reimbursements from continuing operations adjusted to include the impact of our acquisitions as if we owned them from the beginning of each comparable period and adjusted to exclude the impact of foreign currency exchange rate fluctuations. Management believes that organic growth reflects the growth of our existing business and is, therefore, useful in analyzing the Company’s financial condition and results of operations.